Exhibit 99.1

Contact: Ed Dickinson Chief Financial Officer, 636.916.2150

FOR IMMEDIATE RELEASE

LMI Aerospace, Inc. Announces Second Quarter 2012 Results

Company Issues 2013 Guidance and Modifies 2012 Guidance

ST. LOUIS, August 8, 2012 -- LMI Aerospace, Inc. (Nasdaq:LMIA), a leading provider of design engineering services and supplier of structural assemblies, kits and components to the aerospace, defense and technology markets, today announced financial results for the second quarter of 2012.

Second Quarter 2012 Highlights

●	Sales of $69.3 million, up 9.5 percent from the second quarter of 2011.

●	Income from operations of $8.1 million or 11.7 percent of sales.

●	Earnings per diluted share of $0.43.

Second Quarter Results

Net sales for the second quarter of 2012 increased 9.5 percent to $69.3 million compared to $63.3 million in the second quarter of 2011.  Net income for the second quarter of 2012 was $5.1 million, or $0.43 per diluted share, compared to $4.0 million, or $0.34 per diluted share, in the second quarter of 2011.  Second quarter 2011 results included a pre-tax charge of $0.7 million for cost growth on the Mitsubishi Regional Jet program and $0.6 million of non-recurring costs related to potential financing alternatives the company decided not to pursue.  Excluding these charges, earnings per diluted share would have been $0.41.

LMI Aerospace Announces
Second Quarter 2012 Results

“During the last few months, we have won additional business for both the Aerostructures and Engineering Services segments,” said Ronald S. Saks, Chief Executive Officer of LMI.  “New programs starting in 2012 for Aerostructures include Boeing 737 assemblies valued at more than $30,000 per shipset in revenue with production expected to start in 2013 at a rate of seven to eight aircraft per month and an award on the Boeing 787 for assemblies with a per shipset revenue of $15,000.  Additionally, we received awards on the Boeing 747-8 and Gulfstream G550 for components from Tier 1 customers.  Engineering Services has also continued to grow with added business on the Learjet 85, Lockheed F-16 and some limited Airbus work, and additional growth is expected in 2013.  This activity has led to hiring employees in both segments in order to handle present and expected demand.”

“Aerostructures operating performance was solid, with demand increasing in most areas, offset by some continuing delays on a regional jet program and certain new program start ups.  One large customer claim was successfully settled in the quarter and we expect a second should close in the third quarter, each providing some gross profit support.  A remaining claim is expected to close by the end of the year.  Engineering Services continues to outperform and is expected to maintain revenue and gross profit levels for the balance of 2012.  We project results in the second half of 2012 to exceed those reached in the first half of the year.”

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LMI Aerospace Announces
Second Quarter 2012 Results

Aerostructures Segment

Net Sales	Q2 2012	% of Total	Q2 2011	% of Total
	($ in millions)
Large commercial aircraft	$18.1	41.3%	$16.4	40.2%
Corporate and regional aircraft	14.9	34.0%	12.5	30.6%
Military	8.4	19.2%	8.9	21.8%
Other	2.4	5.5%	3.0	7.4%
Total	$43.8	100.0%	$40.8	100.0%

Increased production rates and new business on the Boeing 737 model drove a 10.4 percent increase in net sales of large commercial products, and the Gulfstream G650 and G280 models contributed to a 19.2 percent rise in corporate and regional market net sales.  Reduced sales related to the Blackhawk program due to customer inventory management drove the decline in military products, which the Company believes is temporary.

The segment generated gross profit of $11.7 million, or 26.7 percent of net sales, in the second quarter of 2012 versus $11.2 million, or 27.5 percent of net sales, in the second quarter of 2011.  The sales mix shift primarily contributed to the decline in gross margin percentage with increased sales on less mature, less profitable work statements.

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LMI Aerospace Announces
Second Quarter 2012 Results

Selling, general and administrative expenses (SG&A) were largely unchanged at $6.8 million in the second quarter of 2012 versus $6.7 million in the second quarter of 2011.

Engineering Services Segment

Net Sales	Q2 2012	% of Total	Q2 2011	% of Total
	($ in millions)
Large commercial aircraft	$6.8	26.1%	$8.4	36.4%
Corporate and regional aircraft	8.5	32.6%	6.7	29.0%
Military	9.2	35.2%	4.7	20.3%
Other	1.6	6.1%	3.3	14.3%
Total	$26.1	100.0%	$23.1	100.0%

Engineering Services has experienced increased demand due to growth in the number of new programs currently in development in the Company’s aerospace markets, resulting in an increase in the segment’s staff from 434 on December 31, 2011, to 459 as of June 30, 2012.  Revenue for Engineering Services in support of the KC-46 tanker in the military market increased $4.0 million in the second quarter of 2012 from the second quarter of 2011, absorbing new hires and staffing transfers from commercial programs inside Boeing.  Another key driver was support for the Learjet 85, which helped generate 26.9 percent growth in the corporate and regional market.  Other net sales decreased as support for various Boeing tooling projects declined.

Gross profit for the segment was $5.3 million, or 20.3 percent of net sales, for the second quarter of 2012, up from $4.1 million, or 17.7 percent of net sales, for the prior year quarter due to the increase in revenue in the current quarter.  The prior year quarter for Engineering Services included $0.5 million of the $0.7 million charge on the Mitsubishi Regional Jet previously mentioned.

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LMI Aerospace Announces
Second Quarter 2012 Results

SG&A for the segment increased from $1.8 million in the second quarter 2011 to $2.1 million in the second quarter of 2012 due primarily to increased labor costs.

Non-Segment

The effective income tax rate for the second quarter of 2012 was 34.0 percent compared to 34.1 percent in the year-ago quarter.  The company had no debt outstanding on its revolving line of credit as of June 30, 2012.

The company was slightly positive on free cash flow in the second quarter of 2012 compared to $3.5 million generated in the second quarter of 2011.  There was significant use of cash in the second quarter of 2012 due to new program investment of $2.4 million, inventory growth to support future rate increases and increased capital spending to increase capacity and capabilities.  Free cash flow for 2012 is expected to be an outflow of approximately $6.0 million based on growth in the company’s full year capital expenditures.

Backlog at June 30, 2012, was $231.4 million compared to $231.7 million at the end of the prior year quarter.

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LMI Aerospace Announces
Second Quarter 2012 Results

Outlook for 2012

The company has updated its previous guidance for 2012, as follows:

Consolidated Operations

●	Net sales between $282.0 million and $298.0 million

●	Gross profit between 24.3 percent and 25.5 percent

●	SG&A between $36.2 million and $37.1 million

●	Interest and other expenses of $1.0 million

●	Effective income tax rate of 35.0 percent

●
Capital expenditures between $22.0 million and $24.0 million.  The company’s forecasted capital spend has increased due to building and production expansion at our Tulsa, Oklahoma, facility.  The company plans to execute a sale and lease back transaction on the expanded Tulsa facilities in mid-2013 and execute several equipment financing transactions over 2012 and 2013.

●	Depreciation, amortization and stock compensation expense of $9.5 million

The expectations for each segment are as follows:

Aerostructures

●	Net sales between $182.0 million and $194.0 million

●	Gross profit between 27.2 percent and 28.4 percent

●	SG&A between $28.0 million and $28.5 million

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LMI Aerospace Announces
Second Quarter 2012 Results

Engineering Services

●	Net sales between $100.0 million and $104.0 million

●	Gross profit between 19.0 percent and 20.0 percent

●	SG&A between $8.2 million and $8.6 million

Outlook for 2013

The company is providing guidance for 2013, as follows:

Consolidated Operations

●	Net sales between $314.0 million and $332.0 million

●	Gross profit between 24.3 percent and 25.5 percent

●	SG&A between $38.3 million and $40.7 million

●	Interest and other expenses of $2.1 million

●	Effective income tax rate of 35.0 percent

●	Capital expenditures between $16.0 million and $20.0 million

●	Depreciation, amortization and stock compensation expense of $10.0 million

The expectations for each segment are as follows:

Aerostructures

●	Net sales between $202.0 million and $216.0 million

●	Gross profit between 27.2 percent and 28.4 percent

●	SG&A between $29.5 million and $31.5 million

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LMI Aerospace Announces
Second Quarter 2012 Results

Engineering Services

●	Net sales between $112.0 million and $116.0 million

●	Gross profit between 19.0 percent and 20.0 percent

●	SG&A between $8.8 million and $9.2 million

“We continue to expect record revenues and operating income at both segments in 2012 from organic growth, including added awards of design build programs.  We are also actively pursuing strategic acquisitions designed to provide added capability and capacity in order to handle expanding customer demand,” added Saks.

On a somber note, the company wishes to recognize the dedicated service of its long time friend and lead director, Tom Unger, who passed away on July 20, 2012.  Tom served as a director since 1999 and was instrumental in helping us design and execute our business strategy.  He was a positive, informed and talented leader of the Board of Directors.  Tom also interfaced with senior management and provided support and direction to many who respected his talent, his patience and his judgment.  He will be missed by all of us who considered him both a mentor and a friend.

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LMI Aerospace Announces
Second Quarter 2012 Results

LMI Aerospace, Inc. is a leading provider of design engineering services and supplier of structural assemblies, kits and components to the aerospace, defense and technology markets.  Through its Aerostructures segment, the company primarily fabricates, machines, finishes, integrates, assembles and kits formed close tolerance aluminum and specialty alloy and composite components and higher level assemblies for use by the aerospace, defense and technology industries.  It manufactures more than 30,000 products for integration into a variety of aircraft platforms manufactured by leading original equipment manufacturers and Tier 1 aerospace suppliers.  Through its Engineering Services segment, operated by its D3 Technologies, Inc. subsidiary, the company provides a complete range of design, engineering and program management services, supporting aircraft product lifecycles from conceptual design, analysis and certification through production support, fleet support and service life extensions via a complete turnkey engineering solution.

This news release includes forward-looking statements related to LMI Aerospace, Inc.'s outlook for 2012 and beyond, which are based on current management expectations.  Such forward-looking statements are subject to various risks and uncertainties, many of which are beyond the control of LMI Aerospace, Inc. Actual results could differ materially from the forward-looking statements as a result of, among other things, the factors detailed from time to time in LMI Aerospace, Inc.'s filings with the Securities and Exchange Commission.  Please refer to the Risk Factors contained in the company's Annual Report on Form 10-K for the year ended December 31, 2011, and any risk factors set forth in our other filings with the Securities and Exchange Commission.

LMI Aerospace, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(Unaudited)

	June 30, 2012	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$6,640	$7,868
Trade accounts receivable, net of allowance of $198 at June 30, 2012 and $359 at December 31, 2011	49,004	42,720
Inventories	56,446	51,081
Prepaid expenses and other current assets	2,904	2,595
Deferred income taxes	3,826	4,085
Total current assets	118,820	108,349

Property, plant and equipment, net	30,531	27,340
Goodwill	49,102	49,102
Intangible assets, net	16,654	17,642
Other assets	2,034	2,173
Total assets	$217,141	$204,606

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$11,262	$13,224
Accrued expenses	12,364	10,837
Current income taxes	2,098	271
Current installments of long-term debt	132	29
Total current liabilities	25,856	24,361

Long-term liabilities:
Long-term debt, less current installments	854	-
Other long-term liabilities	3,522	3,541
Deferred income taxes	7,779	8,919
Total long-term liabilities	12,155	12,460

Shareholders’ equity:
Common stock, $0.02 par value per share; authorized 28,000,000 shares: issued 12,109,299 and 12,123,992 shares at June 30, 2012 and December 31, 2011, respectively	242	242
Preferred stock, $0.02 par value per share; authorized 2,000,000 shares; none issued at either date	-	-
Additional paid-in capital	75,720	74,823
Treasury stock, at cost, 133,020 shares at June 30, 2012 and 249,082 shares at December 31, 2011	(631)	(1,182)
Retained earnings	103,799	93,902
Total shareholders’ equity	179,130	167,785
Total liabilities and shareholders’ equity	$217,141	$204,606

LMI Aerospace, Inc.
Condensed Consolidated Statements of Income
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Sales and service revenue
Product sales	$42,221	$39,044	$82,386	$76,398
Service revenue	27,106	24,304	53,690	47,849
Net sales	69,327	63,348	136,076	124,247
Cost of sales and service revenue
Cost of product sales	29,189	27,857	56,574	54,506
Cost of service revenue	23,171	20,246	46,017	39,938
Cost of sales	52,360	48,103	102,591	94,444
Gross profit	16,967	15,245	33,485	29,803

Selling, general and administrative expenses	8,881	8,523	17,961	17,174
Income from operations	8,086	6,722	15,524	12,629

Other income (expense):
Interest expense	(293)	(131)	(494)	(270)
Other, net	(62)	(572)	107	(547)
Total other expense	(355)	(703)	(387)	(817)

Income before income taxes	7,731	6,019	15,137	11,812
Provision for income taxes	2,626	2,053	5,240	3,577

Net income	$5,105	$3,966	$9,897	$8,235

Amounts per common share:
Net income per common share	$0.44	$0.34	$0.85	$0.71

Net income per common share assuming dilution	$0.43	$0.34	$0.84	$0.70

Weighted average common shares outstanding	11,671,388	11,548,139	11,644,698	11,528,776

Weighted average dilutive common shares outstanding	11,833,503	11,747,230	11,809,972	11,721,361

LMI Aerospace, Inc.
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2012	2011
Operating activities:
Net income	$9,897	$8,235
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,813	3,570
Intangible asset impairment	-	1,163
Contingent consideration write-off	-	(1,235)
Inventory Reserves	(241)	577
Restricted stock compensation	743	558
Deferred taxes	(1,140)	-
Other noncash items	(135)	287
Changes in operating assets and liabilities:
Trade accounts receivable	(6,437)	(4,077)
Inventories	(5,124)	(4,033)
Prepaid expenses and other assets	(207)	(17)
Current income taxes	2,393	1,290
Accounts payable	(1,673)	1,889
Accrued expenses	2,060	1,155
Net cash provided by operating activities	3,949	9,362
Investing activities:
Additions to property, plant and equipment	(6,345)	(4,592)
Other, net	38	8
Net cash used by investing activities	(6,307)	(4,584)
Financing activities:
Advances from long-term debt and notes payable	997	-
Principal payments on long-term debt and notes payable	(40)	(116)
Changes in outstanding checks in excess of bank deposits	-	1,000
Other, net	173	(78)
Net cash provided by financing activities	1,130	806
Net (decrease) increase in cash and cash equivalents	(1,228)	5,584
Cash and cash equivalents, beginning of year	7,868	1,947
Cash and cash equivalents, end of quarter	$6,640	$7,531

LMI Aerospace, Inc.
Selected Non-GAAP Disclosures
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Non-GAAP Financial Information
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)(1):

Net Income	$5,105	$3,966	$9,897	$8,235

Income tax expense	2,626	2,053	5,240	3,577
Depreciation and amortization	1,877	1,758	3,813	3,570
Intangible asset impairment	-	-	-	1,163
Contingent consideration write-off	-	-	-	(1,235)
Stock based compensation	368	183	743	558
Interest expense	293	131	494	270
Other, net	62	572	(107)	547

Adjusted EBITDA	$10,331	$8,663	$20,080	$16,685

Free Cash Flow (2):

Net cash provided by operating activities	$3,521	$6,523	$3,949	$9,362
Less:
Capital expenditures	(3,436)	(2,975)	(6,345)	(4,592)

Free cash flow	$85	$3,548	$(2,396)	$4,770

1. We believe Adjusted EBITDA is a measure important to many investors as an indication of operating performance by the business. We feel this measure provides additional transparency to investors that augments but does not replace the GAAP reporting of net income and provides a good comparative measure. Adjusted EBITDA is not a measure of performance defined by GAAP and should not be used in isolation or as a substitute for the related GAAP measure of net income.

2. We believe Free Cash Flow is a measure of the operating cash flow of the Company that is useful to investors. Free Cash Flow is a measure of cash generated by the Company for such purposes as repaying debt or funding acquisitions. Free Cash Flow is not a measure of performance defined by GAAP and should not be used in isolation or as a substitute for the related GAAP measure of cash provided by operating activities.